EXHIBIT 1.1


                                                                 EXECUTION COPY



                                  $750,000,000

                          H. J. Heinz Finance Company

                   6.625% Guaranteed Notes due July 15, 2011

                 unconditionally and irrevocably guaranteed by

                              H. J. Heinz Company
                                 ------------

                               Purchase Agreement
                               ------------------

                                                                  June 27, 2001

Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Banc of America Securities LLC
HSBC Securities (USA) Inc.
BNP Paribas Securities Corp.
UBS Warburg LLC
Mellon Financial Markets, LLC
PNC Capital Markets, Inc.
Banc One Capital Markets, Inc.
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004

Ladies and Gentlemen:

     H.J. Heinz Finance Company, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the "Purchasers") an aggregate of $750,000,000 principal amount of its 6.625% Guaranteed Notes due July 15, 2011. The Notes will be unconditionally and irrevocably guaranteed as to the payment of principal and interest (the "Guarantees") by H.J. Heinz Company, a Pennsylvania corporation (the "Guarantor"). The Notes and the Guarantees are hereinafter collectively referred to as the "Securities".

     1. The Company (in respect of itself) and the Guarantor (in respect of itself and the Company) represent and warrant to, and agree with, each of the Purchasers that:


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     (a) An offering circular, dated June 27, 2001 (the "Offering
Circular"), which incorporates by reference the Guarantor's Annual Report on Form 10-K for the fiscal year ended May 3, 2000, its Quarterly Reports on Form 10-Q for the quarters ended August 2, 2000, November 1, 2000, and January 31, 2001, and its Current Reports on Form 8-K dated March 8, 2001 and June 26, 2001, has been prepared in connection with the offering of the Securities. Any reference to the Offering Circular, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the Offering Circular and prior to such specified date and (ii) any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company or the Guarantor prior to the completion of the distribution of the Securities; and all documents filed under the Exchange Act and so deemed to be included in the Offering Circular, or any amendment or supplement thereto, are hereinafter called the "Exchange Act Reports". The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Offering Circular and any amendments or supplements thereto and the Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through Goldman, Sachs & Co. expressly for use therein;

     (b) None of the Company, the Guarantor nor any of the Guarantor's subsidiaries (including the Company) has sustained since the date of the latest audited consolidated financial statements of the Guarantor incorporated by reference in the Offering Circular any material loss or interference with its business otherwise than as set forth or contemplated in the Offering Circular; and, since the respective dates as of which information is given in the Offering Circular, there has not been any change in the capital stock or long-term debt of the Guarantor and its subsidiaries (including the Company), or any material adverse change, or any development that is reasonably likely to cause a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Guarantor and its subsidiaries (including the Company), taken as a whole, otherwise than as set forth or contemplated in the Offering Circular;

     (c) The Guarantor and the Guarantor's principal domestic subsidiaries (the Company, H.J. Heinz Company, L.P., CMH, Inc., Trademark Management Company, and Promark International, Inc., collectively, the "Principal Subsidiaries"), have good and marketable title to all real property and to all personal property owned by them;

     (d) Each of the Company and the Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority to own its properties and conduct its business as described in the Offering Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified in any such jurisdiction would not have a material adverse effect on the Guarantor and its subsidiaries (including the Company) taken as a whole; and each Principal Subsidiary has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization, with

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power and authority to own its properties and conduct its business as described in the Offering Circular;

     (e) Each of the Company and the Guarantor has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company and the Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock or partnership interests, as the case may be, of each other Principal Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and except as otherwise set forth in the Offering Circular) are owned directly or indirectly by the Company or the Guarantor, as the case may be, free and clear of all liens, encumbrances, equities or claims;

     (f) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement and the Indenture (hereinafter defined) will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company and the Guarantor entitled to the benefits provided by the Indenture to be dated as of July 6, 2001 (the "Indenture"), between the Company and Bank One, National Association, as Trustee (the "Trustee"), under which they are to be issued; the Indenture has been duly authorized and, when executed and delivered by the Company, the Guarantor and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Offering Circular;

     (g) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System;

     (h) Prior to the date hereof, neither the Company, the Guarantor nor any of their affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Guarantor in connection with the offering of the Securities;

     (i) The issue and sale of the Securities and the compliance by the Company and the Guarantor with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Guarantor is a party or by which the Company or the Guarantor is bound or to which any of the property or assets of the Company or the Guarantor is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or the Guarantor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the Guarantor or any of either of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company or the Guarantor of the transactions contemplated by this Agreement or the Indenture, except for the filing of a registration statement by the Company and the Guarantor

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with the Commission pursuant to the Securities Act of 1933, as amended (the
"Act"), pursuant to Section 5(l) hereof, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers;

     (j) None of the Guarantor, the Company or the other Principal Subsidiaries is in violation of its Certificate of Incorporation or By-laws or Partnership Agreement, as the case may be, or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which default has not been irrevocably waived and would have a material adverse effect on the business, operations or financial condition of the Company or the Guarantor and its subsidiaries taken as a whole;

     (k) The statements set forth in the Offering Circular under the caption "Description of the Notes", insofar as they purport to constitute a summary of the terms of the Securities, and under the caption "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, and fair;

     (l) Other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Guarantor, the Company or any of the other Principal Subsidiaries is a party or, to the Company's and the Guarantor's knowledge, of which any property of the Guarantor, the Company or any of the other Principal Subsidiaries is the subject which, if determined adversely to the Company or the Guarantor or any of its subsidiaries, would have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company or the Guarantor and its subsidiaries (including the Company) taken as a whole; and, to the best of the Company's and the Guarantor's knowledge, no such proceedings have been overtly threatened;

     (m) When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

     (n) The Guarantor is a "reporting issuer" as defined by Regulation S under the Act;

     (o) The Company is not, and after giving effect to the offering and sale of the Securities, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

     (p) Neither the Company, the Guarantor nor any person acting on its or their behalf has offered or will offer or sell the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act, and the Company and the Guarantor and any person acting on its or their behalf have complied with and will comply with the offering restriction requirements of Rule 903 under the Act;




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     (q) Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any of the Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

     (r) PricewaterhouseCoopers LLP, who have audited certain financial statements of the Company, the Guarantor and its subsidiaries, are independent public accountants with respect to the Company, the Guarantor and its subsidiaries as required by the Act and the rules and regulations of the Commission thereunder; and

     (s) The pro forma financial information included in the Offering Circular is based upon assumptions that provide a reasonable basis for presenting the significant effects of the transactions and events described therein, the related pro forma adjustments give effect to those assumptions, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

     2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.21% of the principal amount thereof, plus accrued interest, if any, from July 6, 2001 to the Time of Delivery hereunder, the principal amount of Securities set forth opposite the name of such Purchaser in Schedule I hereto.

     3. Upon the authorization by you of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Company and the Guarantor that:

     (a) It will offer and sell the Securities only to: (i) persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A or (ii) upon the terms and conditions set forth in Annex I to this Agreement; and

     (b) It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

     4. (a) The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor in Federal (same day) funds, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC.


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The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). For purposes of Rule 15c6-1 of the Exchange Act, the Time of Delivery shall be the date and time for the payment of funds and delivery of securities for all of the Securities sold pursuant to the offering. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on July 6, 2001 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery".

     (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 7(h) hereof, will be delivered at such time and date at the offices of H.J. Heinz Finance Company, 600 Grant Street, 60th Floor, Pittsburgh, PA 15219 (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     5. Each of the Company (in respect of itself) and the Guarantor (in respect of itself and the Company) agrees with each of the Purchasers:

     (a) To make no amendment or any supplement to the Offering Circular which shall be disapproved by Goldman, Sachs & Co. promptly after reasonable notice thereof; and to furnish you with copies thereof;

     (b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities or offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith neither the Company nor the Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

     (c) To furnish the Purchasers with ten copies of the Offering Circular and each amendment or supplement thereto signed by an authorized officer of the Company and the Guarantor with the independent accountants' reports included or incorporated by reference in the Offering Circular, and any amendment or supplement containing amendments to the financial statements covered by such report(s), signed by the accountants, and to furnish additional written and electronic copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as

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many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

     (d) During the period beginning from the date hereof and continuing to and including the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than one year after the Time of Delivery and which are substantially similar to the Securities, without your prior written consent;

     (e) Not to be or become, at any time prior to the expiration of two years after the Time of Delivery, an open-end investment company required to be registered under Section 8 of the Investment Company Act;

     (f) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of the Securities, to furnish at its expense, upon request, to holders of the Securities and prospective purchasers of securities information (the "Additional Issuer Information") satisfying the requirements of subsection
(d)(4)(i) of Rule 144A under the Act;

     (g) If requested by you, to use its best efforts to cause the Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

     (h) During the period of two years after the Time of Delivery, the Guarantor and the Company will not, and will not permit any of their "affiliates" (as defined in Rule 144 under the Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

     (l) The Company and the Guarantor shall enter into an Exchange and Registration Rights Agreement with the Purchasers pursuant to which the Company and the Guarantor shall agree to file and use its best efforts to cause to be declared or become effective under the Act, on or prior to 330 days after the Time of Delivery, a registration statement on Form S-4 providing for the registration of another series of debt securities of the Company, with terms identical to the Securities (the "Exchange Securities"), and the exchange of the Securities for the Exchange Securities, all in a manner which will permit persons who acquire the Exchange Securities to resell the Exchange Securities pursuant to Section 4(1) of the Act.

     (m) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Circular under the caption "Use of Proceeds".

     6. The Company and the Guarantor covenant and agree with the several Purchasers that the Company or the Guarantor will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's and the Guarantor's counsel and accountants in connection with the issue and listing of the Securities, the preparation and delivery of the Securities in temporary, permanent and definitive forms, and the preparation, printing and filing of the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, any Blue Sky and legal investment surveys, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale

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and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (vi) all other costs and expenses incident to the performance of the Company's and the Guarantor's obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

     7. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Guarantor herein are, at and as of the Time of Delivery, true and correct, the condition that each of the Company and the Guarantor shall have performed all of its respective obligations hereunder theretofore to be performed, and the following additional conditions:

     (a) Sullivan & Cromwell, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to the matters covered in paragraphs (i), (vi), (vii), (viii), (xii),
(xv), and (xvi) of subsection (b) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In rendering such opinion or opinions, Sullivan & Cromwell may rely as to all matters governed by Pennsylvania law upon the opinion referred to in subsection (b) of this Section 7;

     (b) Theodore N. Bobby, Vice President - Legal Affairs of the
Guarantor, or an Assistant General Counsel of the Guarantor, shall have furnished to you his written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

            (i) Each of the Company and the Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular;

            (ii) Each of the Company and the Guarantor has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company and the Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable;

            (iii) Each of the Company and the Guarantor has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except as failure to qualify would not have a material adverse effect on the Guarantor and its subsidiaries (including the Company) taken as a whole;


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            (iv) Each other Principal Subsidiary has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization; and all of the issued shares of capital stock or partnership interests, as the case may be, of each such Principal Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares and except as otherwise set forth in the Offering Circular) are owned directly or indirectly by the Guarantor;

             (v) To the best of such counsel's knowledge and other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or the Guarantor or any of its subsidiaries is a party or of which any property of the Company or the Guarantor or any of its subsidiaries is the subject which, if determined adversely, would have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company or the Guarantor and its subsidiaries taken as a whole; and, to the best of such counsel's knowledge, no such proceedings have been overtly threatened;

            (vi) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor;

           (vii) The Guarantees have been duly authorized, executed and delivered by the Guarantor and constitute valid and legally binding obligations of the Guarantor entitled to the benefits provided by the Indenture; the Notes have been duly authorized, executed, authenticated, issued and delivered by the Company and constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; and the Securities and the Indenture conform to the descriptions thereof in the Offering Circular; the temporary global Securities have been duly executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; the Securities in definitive form, when executed, authenticated, issued and delivered in exchange for the temporary global Securities in accordance with the terms of the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; and the temporary global Securities and the Indenture conform, and the Securities will conform, to the descriptions thereof in the Offering Circular;

          (viii) The Indenture has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

            (ix) The issue and sale of the Securities and the compliance by the Company and the Guarantor with all of the provisions of the Securities, the Indenture, and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Guarantor or the Company is a party or by which the Guarantor or the Company is bound or to which any of the property or assets of the Company or the Guarantor is subject, nor will such actions result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Guarantor or the Company or any statute or any

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


     order, rule or regulation of any court or governmental agency or body having jurisdiction over the Guarantor or the Company or any of their properties;

             (x) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company and the Guarantor of the transactions contemplated by this Agreement or the Indenture, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers;

            (xi) Neither the Guarantor, the Company nor any of the other Principal Subsidiaries is in violation of its Certificate of Incorporation (or Partnership Agreement, as the case may be) or By-laws or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound which would have a material adverse effect on the Guarantor and its subsidiaries taken as a whole;

           (xii) The statements set forth in the Offering Circular under the caption "Description of Notes", insofar as they purport to constitute a summary of the terms of the Securities, are complete and accurate in all material respects;

          (xiii) The Exchange Act Reports (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when they were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

           (xiv) No registration of the Securities under the Act, and no qualification of an indenture under the Trust Indenture Act of 1939 with respect thereto, is required for the offer, sale and initial resale of the Securities by the Purchasers in the manner contemplated by this Agreement, including Annex I hereto, and the Offering Circular;

            (xv) Although such counsel does not assume any responsibility for the completeness or accuracy of the statements contained in the Offering Circular, except for those referred to in subsection (xii) of this Section 7(b), such counsel have no reason to believe that the Offering Circular and any further amendments or supplements thereto made by the Company or the Guarantor prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained as of its date or contains as of the Time of Delivery an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

           (xvi) Neither the Company nor the Guarantor is an "investment company", as such term is defined in the Investment Company Act.

     In rendering such opinion or opinions, Mr. Bobby or such Assistant
General Counsel of the Guarantor may rely as to all matters governed by the law of the State of New York upon the opinion of Sullivan & Cromwell referred to in subsection (a) of this Section 7.

     (d) On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you, in your role as Underwriters of the Securities, a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, as to such matters as you may reasonably request.

     (e) (i) None of the Company and its subsidiaries, nor the Guarantor and its subsidiaries (including the Company) shall have sustained, in the case of the Company and its subsidiaries, since the date of the latest financial statements of the Company included in the Offering Circular, and in the case of the Guarantor and its subsidiaries, since the date of the latest audited financial statements of the Guarantor incorporated by reference in the Offering Circular, any loss or interference with its business, otherwise than as set forth or contemplated in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular, there shall not have been any change in the capital stock or long-term debt of the Guarantor and its subsidiaries (including the Company), or of the Company and its subsidiaries, or any change, or any development that is reasonably likely to cause a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Guarantor and its subsidiaries (including the Company) taken as a whole, or of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

     (f) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

     (g) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; or on; (ii) a suspension or material limitation in trading in the Company's common stock on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Circular;

      (h) Each of the Guarantor and the Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Guarantor and the Company satisfactory to you as to the accuracy of the representations and warranties of the Guarantor and the Company herein at and as of such Time of Delivery, as to the performance by the Guarantor and the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (e) of this Section and as to such other matters as you may reasonably request.

     (i) The Company shall have issued 3,250 shares of its Voting
Cumulative Preferred Stock, Series A (liquidation preference $100,000 per share).

     8. (a) The Guarantor (in respect of itself and the Company) and the Company (in respect of itself) will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor the Guarantor shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company and/or the Guarantor by any Purchaser through Goldman, Sachs & Co. expressly for use therein.

     (b) Each Purchaser will indemnify and hold harmless each of the Company and the Guarantor against any losses, claims, damages or liabilities to which the Company or the Guarantor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company or the Guarantor by such Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and the Guarantor for any legal or other expenses reasonably incurred by the Company or the Guarantor in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company or the Guarantor on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Guarantor bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor on the one hand or the Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantor and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection
(d) to contribute are several in
proportion to their respective underwriting obligations and not joint. No party guilty of fraudulent misrepresentation shall be entitled to contribution by any person who was not guilty of fraudulent misrepresentation.

     (e) The obligations of the Company and the Guarantor under this
Section 8 shall be in addition to any liability which the Company or the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the Guarantor and to each person, if any, who controls the Company or the Guarantor within the meaning of the Act.

     9. (a) If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term "Purchaser" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by the non-defaulting Purchasers and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company or the Guarantor, except for the expenses to be borne by the Company, the Guarantor and the Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

     10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantor and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company or the Guarantor, or any officer or director or controlling person of the Company or the Guarantor, and shall survive delivery of and payment for the Securities.

     11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Guarantor shall then be under any liability to any Purchaser except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company or the Guarantor will reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but neither the Company nor the Guarantor shall then be under further liability to any Purchaser except as provided in Sections 6 and 8 hereof.

     12. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Company or the Guarantor shall be delivered or sent by mail or facsimile transmission to the Company and the Guarantor at 600 Grant Street, 60th Floor, Pittsburgh, Pennsylvania 15219, Attention: President (for the Company) and Treasurer (for the Guarantor); provided, however, that any notice to a Purchaser pursuant to Section 8(c) hereof shall be delivered or sent by mail or facsimile transmission to such Purchaser at its address set forth in its Purchasers' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Guarantor by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company, the Guarantor and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and the Guarantor and each person who controls the Company or the Guarantor or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

     14.    Time shall be of the essence of this Agreement.

     15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us one for each of the Company and the Guarantor and each of the Purchasers plus one for each counsel counterparts thereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Company and the Guarantor. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                          Very truly yours,

                                          H.J. Heinz Finance Company

                                          By: /s/ Leonard A. Cullo, Jr.
                                             -----------------------------
                                             Name:  Leonard A. Cullo, Jr.
                                             Title: President

Accepted as of the date hereof:           Very truly yours,

Goldman, Sachs & Co.                      H.J. Heinz Company
J.P. Morgan Securities Inc.
Banc of America Securities LLC            By: /s/ Leonard A. Cullo, Jr.
HSBC Securities (USA) Inc.                   -----------------------------
BNP Paribas Securities Corp.                 Name:  Leonard A. Cullo, Jr.
UBS Warburg LLC                              Title: Treasurer
Mellon Financial Markets, LLC
PNC Capital Markets, Inc.
Banc One Capital Markets, Inc.

By: /s/ Goldman, Sachs & Co.
   ------------------------------
       (Goldman, Sachs & Co.)

                                   SCHEDULE I

                                                                     Principal
                                                                     Amount of
                                                                    Securities
                                                                       to be
                               Purchaser                             Purchased
                                                                    ------------

Goldman, Sachs & Co................................................ $150,000,000
J. P. Morgan Securities Inc........................................ $150,000,000
Banc of America Securities LLC..................................... $150,000,000
HSBC Securities (USA) Inc..........................................  $90,000,000
BNP Paribas Securities Corp........................................  $52,500,000
UBS Warburg LLC....................................................  $52,500,000
Mellon Financial Markets, LLC......................................  $45,000,000
PNC Capital Markets, Inc...........................................  $45,000,000
Banc One Capital Markets, Inc......................................  $15,000,000
                                                                    ------------
                                                                    $750,000,000
                                                                    ===========

                                                                        ANNEX I


     (1) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Purchaser represents that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S or Rule 144A under the Act. Accordingly, each Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule
144A) it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

              "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this paragraph have the meanings given to them by Regulation S.

     Each Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Company.

     (2) Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Purchasers in the United States and to U.S. persons pursuant to Section 3 of this Agreement without delivery of the written statement required by paragraph (1) above.

     (3) Each Purchaser further represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Securities will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (b) it has complied, and will comply, with all applicable provisions of the Financial Services Act of 1986 of Great Britain with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 of Great Britain or is a person to whom the document may otherwise lawfully be issued or passed on.

      (4) Each Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except in any such case with Goldman, Sachs & Co.'s express written consent and then only at its own risk and expense.



                                  F-2